SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                              [X]
Filed by Party other than the Registrant         [ ]
Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only(as permitted by
       Rule 14-6(e)(2)
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12



                          Boddie-Noell Properties, Inc.



Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)       Title of each class of securities to which transaction applies:
       2)       Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)       Proposed maximum aggregate value of transaction:
       5)       Total fee paid:

  [ ]  Fee paid previously with preliminary materials

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:
       2)       Form, Schedule or Registration Statement No.:
       3)       Filing Party:
       4)       Date Filed:

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367







April 30, 1997






Dear Shareholder:

         You are cordially invited to attend the Company's annual meeting on Thursday, June 5, 1997. The meeting will begin promptly at 2:00 p.m. at the Westin Hotel, 222 East Third Street, Charlotte, North Carolina.

         The official notice of meeting, proxy statement and form of proxy are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

         The Company relies on all shareholders to promptly execute and return their proxies in order to avoid costly proxy solicitation. Accordingly, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope (which requires no postage if mailed in the United States). If you attend the annual meeting, as we hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important.


                                 Sincerely yours,

                                 BODDIE-NOELL PROPERTIES, INC.


                                 /S/ D. Scott Wilkerson


                                 D. Scott Wilkerson
                                 President and Chief Executive Officer

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held June 5, 1997



         The annual meeting of shareholders of Boddie-Noell Properties, Inc. will be held at the Westin Hotel, 222 East Third Street, Charlotte, North Carolina, on Thursday, June 5, 1997, at 2:00 p.m., for the following purposes:

         1. To elect five directors;
         2. To consider and vote upon a proposal to reincorporate the Company in Maryland; and
         3. To transact such other business that may properly come before the meeting or any adjournments thereof.

         Pursuant to the Delaware General Corporation Law and provisions of the Company's bylaws, April 11, 1997, has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting, and accordingly, only such persons as are holders of record of Common Stock at the close of business on such date will be entitled to notice of, and to vote at, such meeting and any adjournments thereof.

         You are invited to attend this meeting. In the event you are unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. If you desire to vote at the meeting in person, you may revoke your proxy at any time. In the meantime, the prompt return of your proxy, dated and signed, will ensure the presence of a quorum at the meeting. A return envelope is enclosed for your convenience.


                                  By Order of the Board of Directors,


                                  PHILIP S. PAYNE

                                  Executive Vice President, Treasurer, and
                                  Chief Financial Officer


Date:  April 30, 1997

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367





               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             to be held June 5, 1997

April 30, 1997

         This proxy statement is furnished to the shareholders of Boddie-Noell Properties, Inc. ("the Company") in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholders (the "Meeting") to be held on Thursday, June 5, 1997. The Meeting will be held at 2:00 p.m. at the Westin Hotel, 222 East Third Street, Charlotte, North Carolina. It is anticipated that the proxy, proxy statement and notice of meeting will be mailed to shareholders on April 30, 1997.

         This proxy solicitation is made by the Board of Directors of the Company (the "Board of Directors"). In addition to the use of mails, proxies may be solicited by personal interview, telephone or telegraph, by directors or officers of the Company and by certain independent solicitation agents as discussed below. The Company has retained Corporate Communications, Inc. and First Union National Bank (the "Consultants") to assist in the process of identifying and contacting shareholders for the purpose of soliciting proxies. The expense of engaging the services of the Consultants to assist in proxy solicitation is projected to be approximately $3,500, exclusive of certain other fees paid to First Union National Bank in connection with the operation of the Meeting. All costs of solicitation will be borne by the Company.

         Returning your completed proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the secretary of the Company or by voting in person at the Meeting. Consequently, execution of the proxy will not in any way affect a shareholder's right to attend the Meeting, revoke his or her proxy, and vote in person.

         Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the proposals to be voted upon at the Meeting as set forth in the formal notice attached and as described in this proxy statement.

         Holders of record of shares of common stock (the "Common Stock") of the Company as of the close of business on the record date, April 11, 1997, are entitled to receive notice of, and to vote at, the Meeting. At the close of business on April 11, 1997, 3,102,983 shares of Common Stock were issued and outstanding. A shareholder of record on the record date is entitled to one vote for each share then held. The holders, present in person or by proxy, of a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting will constitute a quorum.

         Shares represented by proxies that reflect abstention or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         Directors will be elected by a favorable vote of a plurality of the voting shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes.

         Other proposals to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote on such proposals. Abstentions as to such proposals will have the same effect as votes against such proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

         No appraisal or dissenters' rights are available with respect to any matters to be voted upon at the Meeting.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

Pursuant to the amended Certificate of Incorporation (the "Certificate of Incorporation") and Article III of the Company's bylaws, the Board of Directors consists of five directors, whose terms of office expire annually. At each annual meeting, the shareholders elect directors to hold office until the next annual meeting or until their successors are elected and qualified. Those directors whose terms expire at the 1997 annual meeting of shareholders, or until their successors are elected and qualified, are B. Mayo Boddie, Nicholas
B. Boddie, William H. Stanley, Richard A. Urquhart, Jr. and Donald R. Pesta, Jr., all of whom have been nominated for election at the Meeting as directors to hold office until the 1998 annual meeting of shareholders or until their successors are elected and qualified.

The Board of Directors of the Company recommends a vote FOR B. Mayo Boddie, Nicholas B. Boddie, William H. Stanley, Richard A. Urquhart, Jr. and Donald R. Pesta, Jr. as directors to hold office until the 1998 annual meeting of shareholders or until their successors are elected and qualified. Should any of these persons become unable to accept nomination or election, which management has no reason to expect, it is the intention of the persons appointed as proxy agents in the enclosed proxy to vote for the substitute in each case.

Set forth below is a listing and brief biography of each of the five persons nominated for election to the Board of Directors. With the exception of Mr. Pesta, all of the directors have served in that capacity since the Company's formation in 1987. Mr. Pesta was elected by the Board of Directors in January 1996.

-------------------------------- ------------- --------------------------------
              Name                   Age                 Position
-------------------------------- ------------- --------------------------------
B. Mayo Boddie                        67       Chairman of the Board, Director
Nicholas B. Boddie                    69       Vice Chairman, Director
Donald R. Pesta, Jr.                  43       Director
William H. Stanley                    71       Director
Richard A. Urquhart, Jr.              78       Director

-------------------------------- ------------- --------------------------------

B. Mayo Boddie - Chairman of the Board of Directors. Mr. Boddie was a founder of the Company and a co-founder of Boddie-Noell Enterprises, Inc. ("Enterprises") in 1961 and serves as chairman of the board of directors of both companies. Mr. Boddie served as chief executive officer of the Company from its inception until April 1995. Mr. Boddie serves as a director of First Union National Bank of North Carolina and FAC Realty Trust, Inc., a publicly traded real estate investment trust ("REIT").

Nicholas B. Boddie - Vice Chairman and Director. Mr. Boddie was a co-founder of Enterprises in 1961 and is currently vice-chairman and a director of that company. He is the brother of B. Mayo Boddie.

William H. Stanley - Director. Mr. Stanley is retired from the position of chairman of the board of directors and chief executive officer of Peoples Bank and Trust Company. Mr. Stanley serves as a director of Ellett Bros., Inc., Chapin, South Carolina.

Richard A. Urquhart, Jr. - Director. Mr. Urquhart is a retired certified public accountant, and was a partner in the public accounting firm of KPMG Peat Marwick. Mr. Urquhart is also a former chairman of the board of trustees of Rex Hospital, Raleigh, North Carolina, and is a former director of Golden Corral Realty Corp., a publicly traded REIT.

Donald R. Pesta, Jr. - Director. Mr. Pesta is a practicing certified public accountant with extensive experience in real estate related matters. Mr. Pesta is the founding partner of the Charlotte, North Carolina, based accounting firm of Pesta, Finnie & Associates.

Mr. Stanley, Mr. Urquhart, and Mr. Pesta are, and are standing for re-election as, independent directors of the Company. Under the Company's Certificate of Incorporation, a majority of the directors must be independent.

Committees of the Board of Directors; Meetings

The Board of Directors met ten times during the year ended December 31, 1996, including four meetings held by telephone.

The audit committee consists of Messrs. Stanley (Chairman), Urquhart, and Pesta. The committee recommends to the Board of Directors the engagement of the independent public accountants of the Company and reviews with the independent public accountants the scope and results of the Company's audits and the Company's internal accounting controls. During 1996, the audit committee held two meetings.

The management compensation committee consists of the Company's three independent directors and Douglas E. Anderson, who is a non-compensated officer of the Company. The committee is responsible for ensuring that a proper system of short-and long-term compensation is in place to provide performance-oriented incentives to management. During 1996, the management compensation committee held one meeting.

Compensation of Directors

The Company pays directors' fees to each director who is not an officer of the Company or Enterprises. During the year ended December 31, 1996, Mr. Donald R. Pesta, Jr., Mr. William H. Stanley and Mr. Richard A. Urquhart, Jr. were each paid annual retainers of $10,000 plus fees totaling $5,600 each for participation in board meetings and $300 each for participation in committee meetings. In addition, Mr. Pesta was paid a retainer of $10,000 upon his election in January 1996. Mr. B. Mayo Boddie and Mr. Nicholas B. Boddie did not receive any compensation.

Compensation Committee Interlocks and Insider Participation

Mr. Anderson, who is a member of the management compensation committee, serves without compensation as a vice president and secretary of the Company. No other member of the management compensation committee was or is an officer or employee of the Company.


                             EXECUTIVE COMPENSATION

The following tables provide information regarding the annual and long-term compensation of the Company's chief executive officer and the other most highly paid executive officer whose total salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officers").

                                                Summary Compensation Table

-------------------------------------------------------------------------------------------------------------------------
                                                                                                           Long-Term
                                                             Annual Compensation         All Other        Compensation
                                                          ------------------------------                -----------------
           Name and Principal Position              Year     Salary         Bonus        Compensation     Options (#)
-------------------------------------------------------------------------------------------------------------------------
D. Scott Wilkerson, President and                   1996      $127,200    $        0             $0         50,000 (2)
Chief Executive Officer (1)                         1995       121,800        25,000              0              0
                                                    1994        27,693             0              0         50,000

Philip S. Payne, Executive Vice President,          1996      $127,200    $        0             $0         50,000 (2)
Treasurer and Chief Financial Officer (3)           1995       121,800        20,000              0              0
                                                    1994        27,693             0              0         50,000

-------------------------------------------------------------------------------------------------------------------------

(1) Mr. Wilkerson was named president effective October 1, 1994, and was named chief executive officer in April 1995. 1994 compensation shown on the table reflects actual payments made during the period October 1 through December 31, 1994.
(2) No options were received by the Named Executive Officers in 1996; however, in January 1996 the Board of Directors authorized repricing of the exercise price of stock options originally granted in 1994 at $13.75 per share to $12.50 per share, the market price as of January 9, 1996.

                                       4

(3) Mr. Payne was named executive vice president and chief financial officer effective October 1, 1994, and was named treasurer in April 1995. 1994 compensation shown on the table reflects actual payments made during the period October 1 through December 31, 1994.



                                                    Options Repriced in 1996
----------------------------------------------------------------------------------------------------------------------------
                                                                                               Potential Realizable Value
                                                Percent of Total                               at Assumed Annual Rates of
                                                Options Repriced    Exercise                  Stock Price Appreciation for
                                   Options             in           Price per    Expiration          Option Term (1)
                                                                                              ------------------------------
             Name                 Repriced        Fiscal Year         Share         Date           5%             10%
----------------------------------------------------------------------------------------------------------------------------
D. Scott Wilkerson                  50,000             33.3%           $12.50      10/17/04      $332,825        $814,018

Philip S. Payne                     50,000             33.3%           $12.50      10/17/04      $332,825        $814,018

----------------------------------------------------------------------------------------------------------------------------

(1) Realizable values have been reduced by the $12.50 per share exercise price that the optionee will be required to pay to the Company in order to exercise the options.



                                                  1996 Year-End Option Values
----------------------------------------------------------------------------------------------------------------------------
                                                      Number of Securities
                                                     Underlying Unexercised           Value of Unexercised In-the-Money
                                                   Options at Fiscal Year End             Options at Fiscal Year End
                   Name                            Exercisable/Unexercisable            Exercisable/Unexercisable (1)
----------------------------------------------------------------------------------------------------------------------------
D. Scott Wilkerson (2)                             25,000              25,000                $0                  $0

Philip S. Payne (2)                                25,000              25,000                $0                  $0

----------------------------------------------------------------------------------------------------------------------------

(1) Based on a closing price of $12.50 per share of Common Stock on December 31, 1996.
(2) Options were originally granted in 1994, subsequently repriced at $12.50 per share in January 1996, and vest at 12,500 shares per year over a four-year period beginning October 1995 and ending October 1998.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

In October 1994 the Company entered into substantially identical employment agreements with D. Scott Wilkerson (president) and Philip S. Payne (executive vice president). These three-year agreements, subject to automatic renewal for additional three-year periods, provide for initial annual base salaries of $120,000 and participation in an incentive compensation plan to be established by the Company. The agreements provide for severance payments equal to base salary for the period ending the earlier of March 1, 1998, or 12 months from the date of termination in the event of termination without cause, or base salary for the period ending the later of October 1, 1997, or six months from the date of termination in the event of change in control of the Company.

Management Compensation Committee Report on Executive Compensation

This report is provided by the management compensation committee of the Board of Directors (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's executive officers.

The Committee is responsible for establishing and administering the Company's executive compensation plan. The Committee consists of the Company's three outside directors and Douglas E. Anderson, who is a non-compensated officer of the Company.

The Committee believes that compensation of the Company's executive officers should link rewards to business results and shareholder returns; encourage creation of shareholder value and achievement of strategic objectives; maintain an appropriate balance between base salary and short- and long-term incentive opportunity; attract and retain, on a long-term basis, high-caliber personnel; and provide total compensation opportunity that is competitive with other REITs, taking into account relative company size and performance, as well as individual responsibilities and performance. There are three key components to the Company's executive compensation program: base pay, short-term incentives and long-term incentives.

Base pay for the Company's executive officers is designed to be competitive with that paid by other REITs, taking into account the size of the Company and individual responsibilities and performance, and is reviewed by the Committee annually.

Short-term incentives, generally cash payments, are based on the attainment of certain targeted performance results. Such targets include measures such as total shareholder return, operating earnings, funds from operations and cash flow. Actual individual awards will depend on assessments of individual performance and Company success in meeting the specified targets.

Long-term incentives may include a variety of incentives including stock options, stock appreciation rights, phantom stock and direct grants of the Company's stock. The Company, with the approval of its shareholders, adopted a Stock Option and Incentive Plan on August 4, 1994. The Company has reserved 280,000 shares of Common Stock for issuance under the plan. On October 17, 1994, options to purchase 160,000 shares at $13.75 per share (the fair market value of the stock on the grant date) were granted to certain executive officers. The options vest on a schedule of one-fourth of the granted options per year beginning on October 17, 1995. The granted options have a ten-year term. In order to provide a more equitable base for executive incentive compensation, in early 1996, the Committee authorized repricing of the options granted in October 1994 to reflect market value as of January 1996.

The following table provides information regarding this repricing of options for all executive officers.

------------------------------------------------------------------------------------------------------------------------------
                                                  Number of
                                                 Securities     Market Price    Exercise                 Length of Original
                                                 Underlying     of Stock at     Price at       New           Option Term
                                                   Options        Time of       Time of      Exercise     Remaining at Date
               Name                    Date       Repriced       Repricing      Repricing     Price         of Repricing
------------------------------------------------------------------------------------------------------------------------------
D. Scott Wilkerson, President        1/09/96         50,000        $12.50          $13.75       $12.50        8.75 years
and CEO

Philip S. Payne, Executive Vice      1/09/96         50,000        $12.50          $13.75       $12.50        8.75 years
President, Treasurer and CFO

Lisa K. McCourt, Vice President -    1/09/96         10,000        $12.50          $13.75       $12.50        8.75 years
Property Mgmt.

Pamela B. Novak, Vice President -    1/09/96         10,000        $12.50          $13.75       $12.50        8.75 years
Controller

W. Craig Worthy, Vice President      1/09/96         30,000        $12.50          $13.75       $12.50        8.75 years

------------------------------------------------------------------------------------------------------------------------------

1996 Compensation of the CEO: D. Scott Wilkerson became president of the Company on October 1, 1994, and was named chief executive officer in April 1995. Mr. Wilkerson's employment contract provides for base salary of $120,000 per year with provision for short-term incentive compensation of up to 50 percent of base pay. The base salary for Mr. Wilkerson of $127,200 in 1996 was determined by the Committee in the same manner as described above for other executive officers. During 1996, options for 50,000 shares granted to Mr. Wilkerson in October 1994 were repriced as shown above.

April 4, 1997                                 Management Compensation Committee

                                                       Richard A. Urquhart, Jr.
                                                       William H. Stanley
                                                       Donald R. Pesta, Jr.
                                                       Douglas E. Anderson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 4, 1997, (i) by each person who is known by the Company to own beneficially more than 5 percent of the Company's Common Stock (none), (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers and (iv) by all directors and executive officers as a group.

------------------------------------------------------------------------------------------------------------------------------
                                                                                           Shares Beneficially Owned
                Directors, Officers and Five Percent Shareholders                       Number                Percent
------------------------------------------------------------------------------------------------------------------------------
B. Mayo Boddie                                                                           90,156                   2.8%
Nicholas B. Boddie                                                                       84,570                   2.7%
Donald R. Pesta, Jr.                                                                          0                      *
William H. Stanley                                                                        3,000                      *
Richard A. Urquhart, Jr.                                                                    100                      *

Philip S. Payne (1)                                                                      64,570                   2.0%
D. Scott Wilkerson (1)                                                                   64,570                   2.0%

All directors and executive officers as a group (10 persons) (2)                        408,745
                                                                                                                 12.9%
------------------------------------------------------------------------------------------------------------------------------

* Less than 1 percent.
(1) Number and percent of shares beneficially owned includes exercisable options for 25,000 shares. Messrs. Payne and Wilkerson each own 41 shares (representing in the aggregate a 2.5 percent economic interest) of the Class A (voting) stock of BNP Management, Inc., a subsidiary of the Company.
(2) Number and percent of shares beneficially owned includes exercisable options for 70,000 shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and B. Mayo Boddie and Nicholas B. Boddie

B. Mayo Boddie, Chairman of the Board of Directors, is chairman of the board of directors and chief executive officer of Boddie-Noell Enterprises, Inc. ("Enterprises"). Nicholas B. Boddie is Vice Chairman and a director of both the Company and Enterprises. B. Mayo Boddie and Nicholas B. Boddie (the "Boddies") and certain family members are the sole owners of Enterprises. The Company leases 47 restaurant properties to Enterprises. See "The Company and Enterprises" below.

The Boddies are the sole shareholders and directors of Boddie Investment Company ("BIC"). See "The Company and BIC" below.

The Boddies were the sole shareholders and directors of BT Venture Corporation ("BTVC"). On October 1, 1994, the Company acquired BTVC. As a result of the acquisition, the Boddies received substantial consideration comprised of cash, shares of Common Stock and relief from certain debt and contractual and contingent obligations. The contract purchase price for BTVC was $23,241,000 (the "Initial Consideration"). In addition, the Boddies are entitled to receive additional shares of Common Stock valued at up to $1,700,000 (the "Additional Consideration") over a period of up to 14 quarters commencing with the quarter ended December 31, 1994, in the event the Company meets certain performance criteria. The Company, at its election, may make payments of Additional Consideration through the issuance of shares of Common Stock or in cash. In the event the issuance of shares of Common Stock to the Boddies as Additional Consideration would cause the Company to become disqualified as a REIT, the Boddies are required by the master lease to sell any excess shares.

In October 1994 the Company issued a total of 140,990 shares to Messrs. Boddie and Boddie as part of the Initial Consideration. During 1995 and 1996, the Company issued a total of 64,450 shares of Common Stock to the Boddies for payment of Additional Consideration. Under the terms of the acquisition agreement, the Boddies were due Additional Consideration totaling 27,950 shares of Common Stock valued at $356,000 as of December 31, 1996. Assuming the maximum amount of Additional Consideration is earned and paid in Common Stock, the Company would issue approximately 62,000 additional shares (including shares earned, but not issued, at December 31, 1996).

As part of the acquisition, Messrs. Boddie and Boddie have indemnified the Company, subject to certain limitations, against any claim against the Company which inures to the Company as a result of its being the successor-in-interest to BTVC.

B. Mayo Boddie and Nicholas B. Boddie do not receive any compensation from the Company for their services as Chairman and Vice Chairman, respectively, or as Directors of the Company.

The Company and Enterprises

In 1987 the Company purchased 47 existing Hardee's restaurant properties from BNE Realty Partners, Limited Partnership, an affiliate of Enterprises, for an aggregate purchase price of $43,243,000, or an average purchase price of $920,000 per property. The restaurants are operated by Enterprises under franchise agreements with Hardee's Food Systems, Inc. Concurrent with the acquisition of the properties, the properties were leased to Enterprises under a triple net lease ("master lease"). As amended and restated in December 1995, the master lease has a primary term expiring in December 2007, grants Enterprises three five-year renewal options, and provides for annual rent of the greater of $4,500,000 minimum rent or 9.875 percent of aggregate net sales from restaurant operations on the properties.

For the period ended December 31, 1996, the master lease with Enterprises resulted in rental income of $4,500,000, or approximately 31 percent of total revenues. Enterprises is responsible for all taxes, utilities, insurance, maintenance, and alteration expenses relating to the operation of the restaurant properties.

In connection with the acquisition of BTVC in October 1994, the Company assumed a note payable to Enterprises in the amount of $6,100,000. The note bears interest at a floating rate equal to the 30-day LIBOR rate plus 150 basis points capped at 8.0 percent. Payments are interest only and paid quarterly. The note is due in full on May 1, 1999. During 1996, the Company recorded interest on this note to Enterprises in the amount of $432,000. At December 31, 1996, the effective interest rate on this note was 7.1 percent.

The Company and BIC

With the acquisition of BTVC in October 1994, the Company assumed fee management of ten apartment properties and three shopping centers. BIC is the general partner of the various limited partnerships that own apartment properties and shopping centers managed by the Company during 1995 prior to transfer of these management contracts to the Company's unconsolidated subsidiary, BNP Management, Inc.

In connection with the acquisition of BTVC in October 1994, the Company assumed a note payable to BIC in the amount of $956,000. The note bears interest at a floating rate equal to the 30-day LIBOR rate plus 150 basis points capped at 8.0 percent. Payments are interest only and paid quarterly. The note is due in full on May 1, 1999. During 1996, the Company recorded interest on this note to BIC in the amount of $68,000. At December 31, 1996, the effective interest rate on this note was 7.1 percent.

                       APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. Ernst & Young has served as independent auditors of the Company since October 1996 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Representatives of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Effective October 15, 1996, the Company dismissed its prior certifying accountants, Arthur Andersen LLP ("Andersen") and retained as its new certifying accountants, Ernst & Young LLP.

Andersen's reports on the Company's financial statements during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

During the two most recent fiscal years and all subsequent interim periods preceding October 15, 1996, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of disagreement in connection with Andersen's reports.

None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the two most recent fiscal years and any subsequent interim periods preceding October 15, 1996.

Effective October 15, 1996, the Company engaged Ernst & Young LLP as its principal accountant. During the two most recent fiscal years and all subsequent interim periods preceding October 15, 1996, the Company had not consulted Ernst & Young LLP regarding any matters or events as set forth in Item 304(a)(2) of Regulation S-K.

                          STOCK PRICE PERFORMANCE GRAPH

The following stock price performance graph compares the Company's performance to the S&P 500 and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT") for the last five years. The stock price performance graph assumes an initial investment on December 31, 1991, of $100 in the Company and the two indexes, and further assumes the reinvestment of all dividends.

Equity REITs are defined as those which derive more than 75 percent of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange and NASDAQ National Market System. Stock price performance is not necessarily indicative of future results.

[THE STOCK PERFORMANCE GRAPH APPEARS HERE IN THE PRINTED DOCUMENT]

Data points:
                 1991       1992       1993       1994       1995      1996
               ---------------------------------------------------------------
The Company      100        113        138        125        138       151
NAREIT           100        115        137        141        163       221
S&P 500          100        108        118        120        165       203




The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  PROPOSAL TWO:
                   REINCORPORATION OF THE COMPANY IN MARYLAND
                AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS


General

The Board of Directors has unanimously approved a proposal (the "Reincorporation") to change the Company's state of incorporation from Delaware to Maryland. The Company believes that after the Reincorporation it will be organized and will operate in such a manner as to continue to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ending December 31, 1997, and the Company intends to operate in such a manner in the future. The Board of Directors believes the Reincorporation is in the best interests of the Company and its shareholders.

The primary purpose of the proposed change in domicile is to avoid having to continue to pay Delaware's annual franchise tax. For the year ended December 31, 1996, the Company paid to the State of Delaware a franchise tax totaling $50,040. The Company anticipates having to pay the same amount in franchise taxes for future years if it continues as a Delaware corporation. As a Maryland corporation, the Company would not be subject to such annual taxes other than the personal property tax filing fee of $100, provided that Maryland does not alter its current laws.

In addition to avoiding the imposition of Delaware's annual franchise tax on the Company, a number of changes will be effected as a result of the Reincorporation. Such changes are described below under the headings "Certain Consequences of the Merger" and "Comparison of Rights of Shareholders of the Company and Shareholders of the Maryland Company."

The Board of Directors estimates the aggregate costs to the Company of Reincorporation to be approximately $50,000.

In the event this proposal is not adopted, the Company will continue to operate as a Delaware corporation and remain subject to Delaware's annual franchise tax.

Merger of Boddie-Noell Properties, Inc. into Newly Formed Maryland Subsidiary

The proposed Reincorporation would be accomplished by merging the Company into a newly formed Maryland subsidiary, which is named Boddie-Noell Properties of Maryland, Inc. (the "Maryland Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form attached as Exhibit A to this Proxy Statement. The Maryland Company was incorporated in Maryland on April 18, 1997, specifically for purposes of the Reincorporation and has conducted no business and has no material assets or liabilities. After consummation of the Reincorporation, the Maryland Company will change its name to Boddie-Noell Properties, Inc. The Maryland Company's principal executive offices are located at 3710 One First Union Center, Charlotte, North Carolina 28202. The Reincorporation would not result in any change in the Company's business, assets or liabilities and would not result in any relocation of management or other employees.

Where the context so requires, the term "Company" shall mean the Maryland Company following the Reincorporation and the term "Board of Directors" shall mean the Board of Directors of the Maryland Company following the Reincorporation.

Certain Consequences of the Merger

Effective Time.      The merger will take effect on the later of the times (the
"Effective Time") on which a Certificate of Ownership and Merger is filed with the Secretary of State of Delaware and Articles of Merger are filed with the State Department of Assessments and Taxation of Maryland, which filings are anticipated to be made as soon as practicable after the Reincorporation proposal is approved by the shareholders of the Company. At the Effective Time, the separate corporate existence of the Company will cease and shareholders of the Company will become shareholders of the Maryland Company.

Management After the Merger.     Immediately after the merger, the Board of
Directors of the Maryland Company (the "Maryland Board of Directors") will be composed of the current members of the Board of Directors of the Company. The current members of the Board of Directors will continue to serve as directors of the Maryland Company for the same terms for which they would otherwise have served as directors of the Company.

Shareholder Rights.      Certain differences in shareholder rights exist under
Delaware General Corporation Law ("Delaware law") and Maryland General Corporation Law ("Maryland law"). See "Comparison of Rights of Shareholders of the Company and Shareholders of the Maryland Company" for a more complete discussion of the consequential effects of the differences between the rights of shareholders under Delaware and Maryland law.

Conversion of Common Stock.      As a result of the Reincorporation, each
outstanding share of Common Stock of the Company will automatically be converted into one share of Common Stock of the Maryland Company (the "Maryland Common Stock"). Other than changes due to the differences between Delaware and Maryland law and certain differences between the charters of the Company and the Maryland Company (see "Comparison of Rights of Shareholders of the Company and Shareholders of the Maryland Company"), there will be no changes in the rights, preferences and privileges of holders of the Common Stock as a result of the Reincorporation. The Maryland Common Stock will be listed on the American Stock Exchange, Inc. ("AMEX") under the same symbol as the Company's Common Stock.

Number of Shares of Stock Authorized and Outstanding.       The number of
outstanding shares of Maryland Common Stock immediately following the Reincorporation will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time. Unlike the Company's charter, which authorizes the Company to issue only 10 million shares of common stock, the charter of the Maryland Company authorizes the issuance of 100 million shares of common stock and 10 million shares of preferred stock. See "Comparison of Rights of Shareholders of the Company and Shareholders of the Maryland Company" for a more complete discussion of the differences between the rights of shareholders under Delaware and Maryland law.

Franchise Tax.     As a result of the Reincorporation, the Maryland Company will not be subject to Delaware's annual franchise tax. For the year ended December 31, 1996, the Company and its subsidiaries paid to the State of Delaware annual franchise tax totaling $50,040. The Company anticipates having to pay the same amount in franchise tax for future years if it continues as a Delaware corporation. As a Maryland corporation, the Maryland Company would not be subject to such annual taxes other than the personal property tax filing fee of $100, provided that Maryland does not alter its current laws.

Possible Adoption of UPREIT Structure.     Unlike Delaware law, which requires
shareholder approval for any transfer of assets not in the ordinary course of business, Maryland law permits a corporation to transfer any or all of its assets to a subsidiary without shareholder approval if all of the equity interests of the subsidiary are owned, directly or indirectly, by the corporation. Among the transactions that, as a result of this difference in the law, would require shareholder approval under Delaware law but not under Maryland law is the adoption of an UPREIT structure.

An UPREIT is a real estate investment trust that controls and holds substantially all of its properties through an umbrella limited partnership (an "Operating Partnership"). The limited partnership interests ("Units") in an Operating Partnership can be issued to acquire property in transactions that would not trigger immediate tax obligations for certain sellers. Such Units are generally redeemable for cash or shares of common stock of the REIT. UPREITs are structured so that distributions of cash from the Operating Partnership are allocated between the REIT and the other limited partners based upon their respective Unit ownership.

As discussed in the Company's 1995 proxy statement and other public documents filed with the SEC, the Company has considered adopting an UPREIT structure since 1994. Converting to an UPREIT could enable the Company to acquire properties at lower prices because of the tax advantages to certain sellers of receiving Units as consideration.

Assuming approval of the Reincorporation, the Maryland Company might convert to an UPREIT without shareholder approval if it would enable the Maryland Company to complete a property acquisition believed to be in its best interest.

Risks of UPREIT Conversion.     If the Company converts to an UPREIT and causes
the Operating Partnership to issue Units to acquire additional properties, the sellers of such properties are likely to require the Company to agree to maintain a certain level of debt on such properties and refrain from selling such properties for a period of time in order that they may defer tax liabilities. The Company expects that it would cause the Operating Partnership to agree to certain resale restrictions and debt maintenance requirements. Adoption of the UPREIT structure, therefore, could inhibit the Company from selling properties or retiring debt that would otherwise be in the best interest of the Company.

Upon the admission of additional limited partners to the Operating Partnership, the Company (as general partner) would owe a fiduciary obligation to the limited partners. In most cases, the interests of the limited partners would coincide with the interests of the Company and its shareholders because (i) the Company would own a majority of the limited partner interests in the Operating Partnership and (ii) the limited partners' Units would be convertible into shares of the Company. Nevertheless, the interests of the limited partners might conflict with those of the shareholders. For example, the sale of certain properties could cause adverse tax consequences to particular limited partners. The fiduciary obligations of the Company to the limited partners could prevent the Company from taking actions in the best interest of its shareholders. In addition, as a general partner of the Operating Partnership, the Company could be found liable for the breach of the fiduciary duties owed to a limited partner.

Upon the issuance of Units of the Operating Partnership, the interest of the Company (and therefore the shareholders) in assets of the partnership would be diluted. To the extent limited partners redeem such Units for (at the option of the Company) stock or cash, the Company's interest in the partnership would increase commensurately; however, the dilutive effect on current shareholders of the issuance of Units would remain if such Units were redeemed (as would be expected) for shares of Common Stock of the Company.

Company Plans. The Company's 1994 Stock Option and Incentive Plan and Dividend Reinvestment and Stock Purchase Plan (collectively the "Plans") will be continued by the Maryland Company following the Reincorporation. Approval of the proposed Reincorporation will constitute approval of the adoption and assumption of the Plans by the Maryland Company.

Outstanding Options.    In addition to the assumption by the Maryland Company of
all options outstanding under the Plans, any and all other outstanding options and other rights to acquire shares of Common Stock of the Company will be converted into options or rights to acquire shares of the Maryland Company.

Federal Income Tax Consequences.     The Reincorporation is intended to be tax
free under the Code. Accordingly, no gain or loss will be recognized by the holders of shares of the Company's Common Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Maryland Company. Each former holder of shares of the Company's Common Stock will have the same tax basis in the Maryland Common Stock received by such holder pursuant to the Reincorporation as such holder has in the shares of the Company's Common Stock held by such holder at the Effective Time. Each shareholder's holding period with respect to the Maryland Common Stock will include the period during which such holder held the shares of the Company's Common Stock, provided the latter were held by such holder as a capital asset at the Effective Time. The Company has not obtained a ruling from the Internal Revenue Service with respect to the consequences of the Reincorporation.

The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisors regarding the federal tax consequences of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

Accounting Treatment of the Merger

Upon consummation of the merger, all assets and liabilities of the Company will be transferred to the Maryland Company at historical cost in a manner similar to that in pooling of interests accounting.

Appraisal Rights

Delaware law provides that shareholders of a corporation do not have appraisal rights when a corporation whose shares are listed on a national securities exchange merges with a foreign corporation. Consequently, because the Common Stock is listed on AMEX, appraisal rights are not available to shareholders of the Company with respect to the Reincorporation.

Approval Required for Reincorporation

Under Delaware law, the affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote on the proposal is required for approval of the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors circumstances arise that make such action advisable.

No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed transaction.

Comparison of Rights of Shareholders of the Company and Shareholders of the Maryland Company

The Company is organized as a corporation under the laws of the State of Delaware and the Maryland Company is organized as a corporation under the laws of the State of Maryland. As a Delaware corporation, the Company is subject to Delaware law. The Company also is governed by its Amended Certificate of Incorporation (the "Delaware Certificate") and Bylaws (the "Delaware Bylaws"), which have been adopted pursuant to Delaware law. As a Maryland corporation, the Maryland Company is governed by Maryland law and by its Articles of Incorporation (the "Maryland Articles") and Bylaws (the "Maryland Bylaws"). A number of differences between Delaware law and Maryland law and among these various documents are summarized below.

The discussion of the comparative rights of the shareholders of the Company and the shareholders of the Maryland Company as set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and Maryland law and also to the Maryland Articles, Maryland Bylaws, Delaware Certificate and Delaware Bylaws. The Maryland Articles and Bylaws will be substantially in the forms attached as Exhibits B and C, respectively, to this Proxy Statement and the Delaware Certificate and Delaware Bylaws may be obtained from the Company, without charge, by contacting Philip S. Payne, Executive Vice President, Boddie-Noell Properties, Inc., 3710 One First Union Center, Charlotte, North Carolina 28202.

Limitation of Liability.     Pursuant to Delaware law and the Delaware
Certificate, the liability of directors of the Company to the Company or to any shareholder of the Company for money damages for breach of fiduciary duty has been eliminated, except for (i) breach of the directors' duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or redemptions or purchases of stock, or (iv) any transaction from which the directors derived an improper personal benefit. In general, the liability of officers may not be eliminated or limited under Delaware law.

Pursuant to Maryland law and the Maryland Articles, the liability of directors and officers of the Maryland Company to the Maryland Company or to any shareholder of the Maryland Company for money damages has been eliminated except for (i) actual receipt of an improper personal benefit in money, property or service and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

As a result of the Reincorporation, directors and officers of the Company may not be liable under Maryland law for certain actions for which they would have otherwise been liable under Delaware law; therefore, the likelihood of payments by the Company pursuant to its indemnification obligations (which are described below) may be reduced.

There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors or officers is a party in which the rights of the Company or its shareholders would be affected if the Company already were subject to the provisions of Maryland law rather than Delaware law.

Indemnification of Directors and Officers.     The Delaware Certificate requires
the Company, to the fullest extent permitted by Delaware law, to indemnify its officers and directors and to advance expenses incurred by such officers and directors in relation to any action, suit or proceeding. The Delaware Certificate, as permitted by Delaware law, requires the Company to indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company or, while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

The Maryland Articles authorize the Maryland Company to indemnify its present and former directors and officers, and any former director and officer who served a predecessor of the Maryland Company in such capacity, and to pay or reimburse expenses in advance of the final disposition of a proceeding to the fullest extent permitted from time to time by the laws of Maryland. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, Maryland law requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Under Maryland law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. As a result, under Maryland law and the Maryland Articles, the Maryland Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Delaware Certificate or Delaware law.

Unlike the Delaware Certificate, which specifically sets forth most of the conditions and requirements of indemnification for the Delaware Company without referring to Delaware law, the Maryland Articles define most of the conditions and requirements of indemnification for the Maryland Company by referring to applicable Maryland law; therefore, the Maryland Company's indemnification obligations may be modified by future changes in law without shareholder action. To protect the Maryland Company's officers and directors, the Maryland Articles provide that amendment or repeal of the indemnification provision of the Maryland Articles would be effective on a prospective basis only and neither repeal nor modification of such provision would adversely affect rights to indemnification in effect at the time of any act or omission that is the subject of a proceeding against an indemnified person. The indemnification provisions of the Maryland Articles are intended to apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. There is presently no pending or already completed litigation nor, to the best knowledge of the Company, is there any threatened litigation to which the expanded nature of the coverage under the indemnity provision of the Maryland Articles would apply.

Under Delaware law, the termination of any proceeding by conviction or upon a plea of nolocontendere or its equivalent, shall not, of itself, create a presumption that such person is prohibited from being indemnified. Under Maryland law, such a termination creates a rebuttable presumption that such person is not entitled to indemnification. In addition, Delaware law requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation. However, indemnification is prohibited under Maryland law if the person seeking indemnification has been found liable to the corporation in a proceeding brought by or in the right of the corporation. In addition, Maryland law provides that a person adjudged liable on the basis that personal benefit was improperly received may not be indemnified by the corporation. Thus, under these circumstances, Maryland law provides indemnification rights that are narrower than under Delaware law.

Delaware law, Maryland law and the Bylaws of both the Company and the Maryland Company may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act. The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Actions by Written Consent of Shareholders.      Under both Delaware law and
Maryland law, shareholders may act by written consent in lieu of a shareholder meeting. Delaware law provides that, unless otherwise provided in the certificate of incorporation of a Delaware corporation, any action that may be taken at a shareholder meeting may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholder meeting at which all shares entitled to vote were present and voted. Maryland law provides that any action that may be taken at a shareholder meeting may be taken without a meeting only if (i) a unanimous written consent setting forth the matter is signed by each shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

Because Maryland law requires the unanimous written consent of all shareholders entitled to vote for actions by written consent, it will be very unlikely that shareholders of the Maryland Company will be able to take action by written consent. This provision of Maryland law may deter hostile takeovers, as a holder or group of holders controlling a majority in interest of the Maryland Company's stock will not be able to amend the Maryland Bylaws or remove directors pursuant to a shareholders' written consent unless they call a special meeting of the shareholders. However, the Company does not believe that this provision will have any material effect on the operation of the Company because the rules of AMEX limit listed companies in using written consents in lieu of shareholder meetings.

Inspection of Books and Records.     Under Delaware law, any shareholder of the
Company may examine the list of shareholders and any shareholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the shareholder's interest as a shareholder. Maryland law provides an absolute right of shareholder inspection for any purpose to individuals who have been shareholders for more than six months and, individually or as a group, own at least five percent or more of a Maryland corporation's outstanding voting shares. In addition, any shareholder of a Maryland corporation has the right to request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation within the preceding 12 months. Thus, shareholders of less than five percent of the Company's Common Stock will not be able to make written demand to inspect the books and records of the Company if the Reincorporation is approved.

Amendment to Bylaws.     Under Delaware law, the shareholders may never be
divested of the power to adopt, amend or repeal the bylaws. Such power may also be conferred upon the board of directors. Under Maryland law, the exclusive power to adopt, amend or repeal the bylaws may be conferred upon the shareholders, vested exclusively with the board of directors, or shared by both groups.

Under both the Delaware Bylaws and the Maryland Bylaws, the bylaws may be altered, amended or repealed, or new bylaws may be adopted by the respective shareholders or by the respective boards of directors.

Dividends and Other Distributions.     Under Delaware law, dividends may be paid
out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. Maryland law allows the payment of dividends and redemption of stock unless (i) the corporation would not be able to pay indebtedness that became due in the ordinary course of business or (ii) the corporation's total assets would be less than the sum of the corporation's liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those shareholders whose preferential rights upon dissolution are superior to those receiving the distribution. The Company has historically paid quarterly cash dividends since its initial public offering in April 1987 and plans to continue to do so. The Company does not believe that the differences between Delaware and Maryland law regarding dividends or distributions will materially affect its dividends or distributions in the future.

Law Regulating Business Combinations.      Delaware law requires that a merger,
consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities (a "business combination") between a corporation and any person who owns 15% or more of the outstanding voting stock of the corporation may not occur for three years following the date such person became such an interested shareholder unless (i) approved by the board of directors and holders of at least two-thirds of the outstanding voting stock (other than shares controlled by the interested shareholder), (ii) the board of directors approved the acquisition of voting stock pursuant to which such person became an interested shareholder, or (iii) an exemption is available.

Under Maryland law, business combinations between a Maryland corporation and any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Maryland Shareholder") are prohibited for five years after the most recent date on which the Interested Maryland Shareholder became an Interested Maryland Shareholder. Thereafter, unless an exemption is available, Maryland law provides that any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) 66% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Maryland Shareholder with whom the business combination is to be effected.

The business combination statute could have the effect of discouraging offers to acquire the Maryland Company and of increasing the difficulty of consummating any such offers.

Control Share Acquisitions.     Maryland law provides that "control shares" of a
Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-third of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

The control share acquisition statute could have the effect of discouraging offers to acquire the Maryland Company and of increasing the difficulty of consummating any such offers.

Delaware law has no provision comparable to the Maryland control share acquisition statute.

Restrictions on Ownership and Transfer of Common Stock.      For the Company to
qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of Common Stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entitles) during the last half of a taxable year (other than the first year). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income test of the Code. Common Stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Delaware Certificate and the Maryland Articles contain restrictions on the ownership and transfer of Common Stock intended to assist the Company in complying with these requirements.

The ownership limit provision in the Maryland Articles provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock (the "Ownership Limit"). The constructive ownership rules are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of the Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock and thus subject such shares to the ownership limit provision in the Maryland Articles. The Board of Directors may, but will not be required to, waive the Ownership Limit with respect to a particular shareholder if it determines that such ownership will not jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The above provisions in the Maryland Articles are very similar to the ownership limit provisions set forth in the Delaware Certificate.

Pursuant to the Maryland Articles, if any shareholder purports to transfer shares to a person and either the transfer would result in the Maryland Company failing to qualify as a REIT or the shareholder knows that such transfer would cause the transferee to hold more than the Ownership Limit, the purported transfer shall be null and void, and the shareholder will be deemed not to have transferred the shares. In addition, if any person holds shares in excess of the Ownership Limit, such person will be deemed to hold the shares that cause the Ownership Limit to be exceeded in trust for the Maryland Company, and will not receive distributions with respect to such shares and will not be entitled to vote such shares. The Maryland Company may either direct the person to sell the shares in excess of the Ownership Limit or redeem such shares for the lesser of the amount paid for the shares and the average closing price for the 10 trading days immediately preceding the redemption or to sell such shares at the direction of the Maryland Company, in which case the Maryland Company will be reimbursed for its expenses in connection with the sale and will receive any amount of such proceeds that exceeds the amount such person paid for the shares, and such person will be entitled to receive only the balance of the proceeds. The remedy provided in the Maryland Articles arising from a violation of the Ownership Limit is substantially similar to such remedy provided in the Delaware Certificate, except that the price to be paid upon redemption of the excess shares by the Delaware Company is equal to the closing price of such shares on AMEX on the last business day prior to the redemption date.

Also, under the Maryland Articles, if any purported transfer of Common Stock would cause the Maryland Company to be beneficially owned by fewer than 100 persons, or would cause the Maryland Company to be "closely held" within the meaning of Section 856(h) of the Code, such purported transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock. The Delaware Certificate does not contain such restrictions.

All certificates representing shares of Common Stock will bear a legend referring to the restrictions set forth in the Maryland Articles which are described above. The Delaware Certificate requires no such legend.

Under both the Delaware Certificate and the Maryland Articles, every owner of a specified percentage (or more) of the outstanding shares of Common Stock must file a completed questionnaire with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Stock on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Directors.

Transfer of Assets to Another Entity.        See "Certain Consequences of the
Merger--Possible Adoption of UPREIT Structure" and "--Risks of UPREIT
Conversion."

Investment Policies and Restrictions.    The Delaware Bylaws contain a provision
preventing the Company from investing more than 10% of the Company's total assets in unimproved real property or mortgage loans on unimproved real property. The Maryland Bylaws contain no such restriction. The Board of Directors believes that such a restriction could unduly restrict the flexibility of the Maryland Company to engage in activities that would be in the best interest of the shareholders. The Board of Directors has no plan to make significant acquisitions of unimproved property.

Number of Authorized Shares of Capital Stock.       The Delaware Certificate
authorizes the issuance of 10 million shares of Common Stock. The Maryland Articles authorize the Maryland Company to issue 100 million shares of Common Stock and 10 million shares of preferred stock. On June 29, 1995, the shareholders authorized the Board of Directors to amend the

Delaware Certificate to increase the total number of shares of Common Stock the Company is authorized to issue from 10 million to 100 million and to authorize the issuance of 10 million shares of preferred stock. However, in order to avoid additional franchise taxes, the Board of Directors elected not to effect such amendment to the Delaware Certificate at that time. Since the Maryland Company is not subject to any franchise tax, the Reincorporation will enable the Company to have the level of authorized capital stock that was approved by its shareholders without incurring an increase in taxes.

Approval of the Reincorporation increases the risk that the Company may issue additional shares of Common Stock or other securities convertible into shares of Common Stock. Such issuances would dilute the ownership interest of current shareholders in the Company.

Issuance of Preferred Stock.     Unlike the Delaware Certificate, the Maryland
Articles authorize the issuance of 10 million shares of preferred stock. The provisions of the Maryland Articles authorizing the issuance of preferred stock are identical to those that the Company's shareholders approved in 1995 but were never filed with the State Department of Assessments and Taxation because of the increased franchise tax obligations in Delaware described above. As a result of the Reincorporation, preferred stock could be issued, without the vote of holders of Common Stock, for any corporate purpose and for whatever consideration the Board of Directors deemed appropriate. The powers, preferences and rights and qualifications, limitations and restrictions of the preferred stock would be determined by resolution of the Board of Directors. The Board of Directors would be authorized to issue preferred stock in series and vary the powers, preferences and rights, and the qualifications, limitations and restrictions thereof as between series.

Upon the issuance of preferred stock, dividends paid to common shareholders would not be paid until preferred stock dividends were paid. The amount of cash available for distribution to common shareholders would be reduced by the amount of the dividends payable on the preferred stock. The coupon or dividend rate on the preferred stock would be set by the Board of Directors prior to the issuance of such shares. Adverse changes in the financial condition of the Company or high interest rates prevailing in the economy at the time of the issuance of preferred stock could result in high coupon or dividend rates on the preferred stock. The terms of the preferred stock could also provide for an increase in the coupon or dividend rate upon the occurrence of certain events.

In addition, a series of preferred stock may be issued with redemption or call features. If such preferred stock is called or redeemed for cash, the cash available for distribution to the common shareholders would be correspondingly reduced.

Upon dissolution of the Maryland Company, preferred shareholders would receive priority in their claims to the residual assets of the Maryland Company, which, depending upon the terms of the preferred stock as set by the Board of Directors, may exceed the par value or issued value of such stock and would reduce the amount otherwise available for distribution to the common shareholders.

Upon the issuance of preferred stock, the ownership interest of the common shareholders in the Maryland Company would be diluted. Under the Maryland Articles, the Board of Directors could issue preferred stock convertible into shares of Common Stock. Upon such conversion, the individual ownership interest of each holder of Common Stock prior to such conversion would decrease. The extent of any decrease would depend upon the conversion ratio established by the Board of Directors at the time of the issuance of the preferred stock.

In connection with the issuance of preferred stock, the Maryland Company could be required to enter into an agreement with the purchasers that contains covenants preventing the Maryland Company from issuing securities or borrowing funds without the consent of the preferred shareholders. Such restrictions could prevent the Maryland Company from pursuing investment opportunities that would benefit the Maryland Company as a whole.

The terms of a preferred stock purchase agreement could require the express consent of the holders of the preferred stock prior to a merger or consolidation of the Maryland Company with any other company. An agreement could also contain similar provisions restricting other reorganizations of the Maryland Company. Such restrictions could prevent the Maryland Company from taking advantage of business opportunities that would be in the best interests of the Maryland Company as a whole and the common shareholders.

A series of preferred stock could be given voting rights. Such voting rights could vest at the time of the issuance of the preferred stock or upon the occurrence of certain specified events (such as the nonpayment of preferred dividends for a period of time). Furthermore, the voting rights could allow preferred shareholders to cast more than one vote per share or to elect as a class, a specified number of directors. Such voting rights could impair the common shareholders' control over the Maryland Company.

Although the Board of Directors does not intend to utilize it for such purposes, preferred stock could be issued with terms and conditions that would have the effect of discouraging a change of control of the Maryland Company. Such limitations on changes in control may limit the opportunity for shareholders to receive a premium for their Common Stock over prevailing market prices. As a qualified REIT, however, the Company is subject to provisions of the Code that limit concentration of ownership of its shares, and the Board of Directors believes that these provisions and certain provisions of the Maryland Articles, which authorize the Company to redeem and stop transfer of shares to preserve its qualification, make any attempt to change control unlikely.

Validity of the Maryland Common Stock

The validity of the Maryland Common Stock will be passed upon for the Maryland Company by Smith Helms Mulliss & Moore, L.L.P., 2800 Two Hannover Square, Raleigh, North Carolina 27601.

Recommendation of the Board of Directors

The Board believes that the Reincorporation proposal is in the best interests of the Company and its shareholders and therefore recommends shareholders vote FOR approval of the proposal. The affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote at the Meeting is required to approve the Reincorporation proposal.

A vote FOR the Reincorporation proposal will constitute approval of (i) the change in the Company's state of incorporation through a merger of the Company into the Maryland Company, (ii) the Maryland Articles, (iii) the Maryland Bylaws, and (iv) all other aspects of the Reincorporation proposal.

                            PROPOSALS OF SHAREHOLDERS

If the 1998 annual meeting is held on a date between May 6, 1998, and September 3, 1998, then any proposal by a shareholder for a matter to be presented at that meeting must be received for inclusion in the proxy statement and form of proxy at the Company's executive offices at 3710 One First Union Center, Charlotte, North Carolina 28202-6032 no later than December 31, 1997, in a form consistent with the regulations of the Securities and Exchange Commission governing the inclusion of such proposals in proxy statements and forms of proxy.


                                     GENERAL

The Board of Directors knows of no other matter to be acted upon at the Meeting. However, if any other matter is lawfully brought before the Meeting, the shares covered by such proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy unless a contrary intent is specified by the shareholder.

Your vote is important. If you cannot attend the Meeting, please take time to complete the enclosed proxy card and return it in the envelope provided.

                                       By Order of the Board of Directors,


                                       PHILIP S. PAYNE

                                       Executive Vice President, Treasurer, and
                                       Chief Financial Officer

Date:  April 30, 1997

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of _________________, 1997, is by and between Boddie-Noell Properties, Inc., a Delaware corporation (the "Company"), and Boddie-Noell Properties of Maryland, Inc., a Maryland corporation (the "Maryland Company").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company and the Board of Directors of the Maryland Company each have determined that it is in the best interests of their respective shareholders to effect the merger provided for herein upon the terms and subject to the conditions set forth therein; and

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto adopt the plan of reorganization encompassed by this agreement and agree as follows:

                                    ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

         1.1      The Merger.    Subject to the terms and conditions of this
Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the "Merger"). To the extent the Merger constitutes a transaction for federal income tax purposes, the parties intend that the Merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. The Maryland Company shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland, and the separate existence of the Maryland Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and the Maryland General Corporation Law (the "MGCL").

         1.2      Closing.      The closing of the Merger (the "Closing") shall
take place (i) at the offices of Smith Helms Mulliss & Moore, L.L.P., 2800 Two Hannover Square, Raleigh, North Carolina 27601 at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 6.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company and the Maryland Company may agree.

         1.3      Effective Time.      Following the Closing, and provided that
this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Maryland Company will, at such time as they deem advisable, cause a Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 253 of the DGCL and Articles of Merger (the "Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-105 of the MGCL. The Merger shall become effective at the later of the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware and the acceptance for record of the Articles of Merger by the SDAT (the "Effective Time").

                                   ARTICLE II

                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

         2.1      Articles of Incorporation.     Except as set forth in Section
8.8, the Articles of Incorporation of the Maryland Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

         2.2      The Bylaws.    The Bylaws of the Maryland  Company in effect
at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                                   ARTICLE III

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

         3.1      Directors and Officers.     The directors and officers of the
Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Articles of Incorporation and Bylaws.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

         4.1      Effect on Capital  Stock.     At the Effective Time, by virtue
of the Merger and without any action on the part of the holder of any capital stock of the Company:

                  (a) Each share of the common stock, par value $0.01 per share (the "Company Shares") of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share (the "Maryland Company Shares") of the Maryland Company. Each certificate (each, a "Certificate") representing any such Company Shares shall thereafter represent the right to receive Maryland Company Shares. All Company Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

                  (b) Each Company Share issued and held in the Company's treasury at the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) At the Effective Time, each Maryland Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Maryland Company or the holder of such shares, be canceled and retired without payment of any consideration therefor.

                  (d) Each option or other right to purchase or otherwise acquire Company Shares pursuant to stock option or other stock-based plans of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of Maryland Company Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time.

         4.2      Exchange of Certificates for Company Shares.

                  (a) Exchange Agent.     As of the Effective Time, the Company
shall deposit with an exchange agent (the "Exchange Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article IV, certificates representing the Maryland Company Shares (such certificates, together with the amount of any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 4.1 in exchange for outstanding Company Shares.

                  (b) Exchange Procedures.    Promptly after the Effective Time,
the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Entity may specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Maryland Company Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of Maryland Company Shares and (y) a check representing unpaid dividends and distributions, if any, which such holder has the right to receive in respect of shares represented by the Certificate surrendered pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrue on unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Maryland Company Shares may be issued to such a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Maryland Company Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting this exchange shall pay any transfer or other taxes required by reason of the issuance of Certificates for such Maryland Company Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Entity that such tax has been paid or is not applicable.

                  (c) Transfers.    After the Effective Time, there shall be no
transfers on the stock transfer books of the Company of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for transfer, they shall be canceled and exchanged for the Maryland Company Shares deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV.

                  (d) Termination of Exchange Fund.     Any portion of the
Exchange Fund (including the proceeds of any investments thereof and any Maryland Company Shares that remain unclaimed by the shareholders of the Company for six months after the Effective Time) shall be paid to the Surviving Entity. Any shareholders of the Company who have not theretofore complied with this
Article IV shall thereafter look only to the Surviving Entity for payment of their Maryland Company Shares and unpaid dividends on Maryland Company Shares deliverable in respect of each Company Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) No Liability.     In the event any Certificate shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, a certificate representing Maryland Company Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                    ARTICLE V

                                    COVENANTS

         5.1      Stock Exchange Listing.     The Maryland Company shall use its
best efforts to cause the Maryland Company Shares to be issued in the Merger to be approved for listing on the American Stock Exchange, Inc. (AMEX), subject to official notice of issuance, prior to the Closing Date.

         5.2      Indemnification; Directors' and Officers' Insurance.     From
and after the Effective Time, the Surviving Entity agrees that it will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Maryland Company and the Company to consummate the Merger are subject to the fulfillment of each of the following conditions:

                  (a) Shareholder  Approval.     This  Agreement  shall  have
been duly approved by the holders of a majority of the Company Shares, in accordance with applicable law and the Amended Certificate of Incorporation and Bylaws of the Company.

                  (b) AMEX Listing.     The Maryland Company Shares issuable to
the Company shareholders pursuant to this Agreement shall have been authorized for listing on AMEX upon official notice of issuance.

                                   ARTICLE VII

                                   TERMINATION

         7.1      Termination by Mutual Consent.     This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by the mutual consent of the Board of Directors of the Company and the Board of Directors of the Maryland Company.

         7.2      Effect of Termination and Abandonment.     In the event of
termination of this Agreement and abandonment of the Merger pursuant to this
Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS AND GENERAL

         8.1      Modification or Amendment.      Subject to the applicable
provisions of the DGCL and the MGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         8.2      Waiver of Conditions.      The conditions to each of the
parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         8.3      Counterparts.      For the convenience of the parties hereto,
this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.4      Governing  Law.    This Agreement shall be governed by and
construed in accordance with the laws of the States of Delaware and Maryland.

         8.5      No  Third-Party  Beneficiaries.     Except as provided in
Section 5.2, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.6      Headings.      The Article, Section and paragraph headings
herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         8.7      Service of Process.      The Maryland Company may be served
with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company, as well as for enforcement of any obligations of the Maryland Company arising from the Merger, and it does hereby irrevocably appoint the Secretary of State of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Maryland Company is 3710 One First Union Center, Charlotte, North Carolina 28202.

         8.8      Amendment of Articles.      At the Effective Time, the
Articles of Incorporation of the Maryland Company will be amended in order to
(i) change the name of the Maryland Company to Boddie-Noell Properties, Inc. and (ii) delete in its entirety Section 5.5 thereof.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                      BODDIE-NOELL PROPERTIES, INC.


ATTEST:                               By:_______________________________________
                                     (Name)
                                     (Title)



                                      BODDIE-NOELL PROPERTIES OF MARYLAND, INC.



ATTEST:                               By:______________________________________
                                     (Name)
                                     (Title)

                                    EXHIBIT B

      (Set forth below are the Maryland Company's Articles of Incorporation as of the Effective Time of the Reincorporation)


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          BODDIE-NOELL PROPERTIES, INC.


                                    ARTICLE I

                                  INCORPORATOR

                  THE UNDERSIGNED, Jeffrey D. Miller, whose mailing address is 2800 Two Hannover Square, Raleigh, North Carolina 27601, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

                  The name of the corporation (the "Corporation") is Boddie-Noell Properties, Inc.

                                   ARTICLE III

                  PRINCIPAL OFFICE, REGISTERED OFFICE AND AGENT

                  The address of the Corporation's principal office is 3710 One First Union Center, Charlotte, North Carolina 28202. The address of the Corporation's principal office and registered office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of its registered agent at that office is The Corporation Trust, Incorporated.

                                   ARTICLE IV

                                    PURPOSES

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland Corporations and Associations Article as now or hereafter in force.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1.     Shares and Par Value.    The total number of shares of stock
of all classes which the Corporation has authority to issue is 110,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $1,100,000, of which 10,000,000 shares are classified as Preferred Stock (par value $.01 per share) and 100,000,000 shares are classified as Common Stock (par value $.01 per share).

         5.2.     Common Stock.     The following is a description of the
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation (See also Article Sixth hereof):

                  (a) Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class or series of Preferred Stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                  (b) Subject to the provisions of law and any preferences of any class or series of Preferred Stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable out of assets of the Corporation legally available therefor.

                  (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock then outstanding shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of Preferred Stock hereafter classified or reclassified shall be entitled, to share ratably in the remaining net assets of the Corporation.

         5.3.     Preferred Stock.      The Board of Directors may classify and
reclassify any unissued shares of Preferred Stock by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions (including restrictions on transfers of shares), limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of these Articles of Incorporation, authority to determine, fix, or alter one or more of the following:

                  (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

                  (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                  (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                  (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                  (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                  (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                  (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                  (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and these Articles of Incorporation.

         5.4.     Preemptive Rights.     No holder of shares of capital stock of
the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation that the Corporation may issue or sell.

                                   ARTICLE VI

                                 REIT PROVISIONS

         6.1. Definitions. The following terms shall have the following meanings:

                  (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of capital stock of the Corporation by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

                  (b) "Beneficial Ownership" shall mean ownership of capital stock of the Corporation by a Person who would be treated as an owner of such shares of capital stock either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Merger" shall mean the merger of Boddie-Noell Properties, Inc., a Delaware corporation, into the Corporation.

                  (e) "Ownership Limit" shall mean 9.8% of the outstanding capital stock of the Corporation.

                  (f) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter that participates in a public offering of the Common Stock for a period of 90 days following the purchase by such underwriter of the Common Stock.

                  (g) "REIT" shall mean a Real Estate Investment Trust under
Section 856 of the Code.

                  (h) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales prices on the American Stock Exchange of the class of capital stock to be redeemed on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if such capital stock is not then traded on the American Stock Exchange, the average of the last reported sales prices of such capital stock on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which such capital stock may be traded, or if such capital stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares of such capital stock on the relevant date.

                  (i) "Restriction Termination Date" shall mean the first day after the date of the Merger on which the Board of Directors and the shareholders of the Corporation determine pursuant to Section 6.10 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  (j) "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of capital stock or the right to vote or receive dividends on capital stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of capital stock or the right to vote or receive dividends on capital stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for capital stock, or the right to vote or receive dividends on capital stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

         6.2.     Restrictions.

                  (a) Except as provided in Section 6.8, during the period commencing on the date of the Merger and prior to the Restriction Termination
Date: (i) no Person shall Acquire any shares of capital stock if, as a result of such acquisition, such Person shall Beneficially Own shares of capital stock in excess of the Ownership Limit; (ii) no Person shall Acquire any shares of capital stock if, as a result of such acquisition, the capital stock would be directly or indirectly owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code); and (iii) no Person shall Acquire any shares if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code.

                  (b) Any Transfer that would result in a violation of the restrictions in Section 6.2(a) shall be void ab initio as to the Transfer of such shares of capital stock that would cause the violation of the applicable restriction in Section 6.2(a), and the intended transferee shall acquire no rights in such shares of capital stock.

         6.3.     Remedies for Breach.

                  (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 6.2(b) or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that will result in violation of Section 6.2(a) or Section 6.2(b) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer.

                  (b) Without limitation to Section 6.2(b) and 6.3(a), any purported transferee of shares acquired in violation of Section 6.2 shall, if it shall be deemed to have received any shares, be deemed to have acted as agent on behalf of the Corporation in acquiring such of the shares as result in a violation of Section 6.2 and shall be deemed to hold such shares in trust on behalf and for the benefit of the Corporation. The transferee shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares acquired in violation of Section 6.2. The transferee's sole right with respect to such shares shall be to receive at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 6.3(c) or (ii) the Redemption Price pursuant to Section 6.3(c).

                  (c) The Board of Directors shall, within six months after receiving notice of a Transfer that violates Section 6.2(a), either (in its sole and absolute discretion) (i) direct the transferee of such shares to sell all shares held in trust for the Corporation pursuant to Section 6.3(b) for cash in such manner as the Board of Directors directs or (ii) to the extent permissible under Maryland law, redeem such shares for the Redemption Price within such six-month period on such date as the Board of Directors may determine. If the Board of Directors directs the transferee to sell the shares, the transferee shall receive such proceeds as trustee for the Corporation and pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such proceeds that exceeds the amount paid by the transferee for the shares, and the transferee shall be entitled to retain only any proceeds in excess of such amounts required to be paid to the Corporation.

         6.4.     Notice of Restricted Transfer.      Any Person who acquires of
attempts or intends to acquire shares in violation of Section 6.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation's status as a REIT.

         6.5.     Owners Required to Provide Information.      From the date of
the Merger and prior to the Restriction Termination Date:

                  (a) every shareholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding capital stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number of shares Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding capital stock of the Corporation as nominee for another person, which other person is required to include in gross income the dividends received on such capital stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the shareholder of record is nominee.

                  (b) every Actual Owner of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding capital stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares Beneficially Owned, and a description of how such shares are held.

                  (c) each Person who is a Beneficial Owner of capital stock and each Person (including a shareholder of record) who is holding capital stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

         6.6.     Remedies Not Limited.     Subject to Section 6.12 of this
Article VI, nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

         6.7.     Ambiguity.      In the case of an ambiguity in the application
of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

         6.8.     Exception.     The Board of Directors may, upon receipt of
either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit if the ruling or opinion concludes that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of capital stock that will violate the Ownership Limit.

         6.9.     Legend.    Each certificate for capital stock of the
Corporation shall bear a legend referring to the restrictions set forth in this
Article VI.

         6.10.    Termination of REIT Status.     The Corporation shall take no
action to terminate the Corporation's status as a REIT or to amend the provisions of this Article VI until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Article VI, as the case may be, (ii) the Board of Directors presents the resolution at an annual or special meeting of the shareholders and
(iii) such resolution is approved by holders of two-thirds of the issued and outstanding shares of the capital stock entitled to vote thereon voting together as a single class.

         6.11.    Severability.     If any provision of this Article VI or any
application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         6.12.    AMEX Settlement.    Nothing in this Article VI shall preclude
settlement of any transaction entered into through the facilities of the American Stock Exchange.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         7.1.     Function.     The business and affairs of the Corporation
shall be managed by, or under the direction of, its Board of Directors. The Board of Directors shall consist at all times of a majority of Independent Directors, provided that upon a failure to comply with this requirement because of the resignation, removal or death of an Independent Director, such requirement shall not be applicable for a period of 60 days or such longer period as may reasonably be needed to fill the vacancy with an Independent Director. An "Independent Director" shall be a director who is not (i) an employee or officer of the Corporation or a subsidiary or division thereof,
(ii) a spouse, parent or child of, or a relative living in the same household as, a principal executive officer of the Corporation, or (iii) an individual member of an organization acting as an advisor, consultant, legal counsel or acting in a similar capacity that receives compensation on a continuing basis from the Corporation in addition to director's fees.

         7.2.     Number.      The number of directors that will constitute the
entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three nor more than fifteen. The current number of directors is five, and the names of the directors who will serve until the next annual meeting and until their successors are elected and qualify are: B. Mayo Boddie, Nicholas B. Boddie, Donald R. Pesta, Jr., William
H. Stanley and Richard A. Urquhart, Jr.

         7.3.     Vacancies.     The shareholders may elect a successor to fill
a vacancy on the Board of Directors that results from the removal of a director. Newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Board of Directors, or as otherwise provided in the Bylaws, and any vacancies on the Board of Directors resulting from any cause other than an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the Bylaws.

         7.4.     Removal.     Any director may be removed from office only for
cause and only by the affirmative vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote in the election of directors voting together as a group. For purposes of this
Section 7.4, "cause" shall mean the wilful and continuous failure of a director to substantially perform such director's duties for the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

         7.5.     Powers.     The enumeration and definition of particular
powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland Corporations and Associations Article as now or hereafter in force.

                                  ARTICLE VIII

                                   LIABILITY

                  The liability of the directors and officers of the Corporation to the Corporation and its shareholders for money damages is hereby limited to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland (or its successor) as such provisions may be amended from time to time. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

                                    ARTICLE IX

                                 INDEMNIFICATION

                  The Corporation shall indemnify directors, officers, agents and employees as follows: (a) the Corporation shall indemnify its directors and officers, whether serving the Corporation, any predecessor of the Corporation, or at the Corporation's request any other entity, to the full extent required or permitted by the Maryland Corporations and Associations Article now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) the Corporation shall indemnify other employees and agents, whether serving the Corporation, any predecessor of the Corporation, or at the Corporation's request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                    ARTICLE X

                               VOTING REQUIREMENTS

                  Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

                                   ARTICLE XI

                                    AMENDMENT

                  The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in any manner permitted by Maryland law, including any amendment changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class; provided that any amendment to Article VI, Section 7.4 of Article VII or to this Article XI must be adopted by the vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class. All rights conferred upon shareholders herein are subject to this reservation.

                                    EXHIBIT C

               (Set forth below are the Maryland Company's Bylaws
                as of the Effective Time of the Reincorporation)


                                STATE OF MARYLAND
                           AMENDED AND RESTATED BYLAWS
                                       OF
                          BODDIE-NOELL PROPERTIES, INC.


                                    ARTICLE I

                                     OFFICES

         1.01 Registered Office. The Corporation shall maintain a registered office in the State of Maryland as required by law.

         1.02     Other Offices.    The Corporation may also have offices at
such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require, including, without limitation, the principal office at 3710 One First Union Center, Charlotte, North Carolina 28202.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         2.01     Location.     Meetings of shareholders for any purpose may be
held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.02    Annual Meeting.     Annual meetings of shareholders shall be
held on a date and a time as may be determined from time to time by the Board of Directors, at which the shareholders shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting in accordance with Section 2.04 herein.

         2.03     Director Nominations.     Only persons who are nominated in
accordance with the procedures set forth in this Section 2.03 shall be eligible for election as directors. Prior to each annual meeting of shareholders (or special meeting of shareholders held for the election of directors), the Board of Directors shall nominate a slate of persons to stand for election to the Board of Directors at the annual meeting. The notice to the shareholders of the meeting shall set forth the names and backgrounds of the persons nominated by the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation may also be made at a meeting of shareholders or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.03. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         2.04     Notice and Business to be Conducted.     Written notice of the
annual meeting shall be given to each shareholder entitled to vote thereat at least 10 but not more than 60 days before the date of the meeting.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         2.05     Stock Ledger.      The officer who has charge of the stock
ledger of the Corporation shall prepare and make, at least 10 days before every election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present.

         2.06     Special Meetings.       At any time in the interval between
annual meetings, special meetings of the shareholders, unless otherwise provided by law or by the Articles of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer upon the request in writing of a majority of the Board of Directors or a majority of the Independent Directors (as defined in Section 3.01 hereof), or upon the written request of the holders of shares representing at least 25% of the shares of capital stock of the Corporation which would be entitled to vote thereat.

         2.07     Notice of Special Meeting.     A request for a special meeting
pursuant to Section 2.06 hereof shall state the purpose of the meeting and the matters proposed to be acted on at it. In the event shareholders have requested a special meeting, the Secretary shall: (a) inform the shareholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting; and (b) on payment of these costs to the corporation, notify each shareholder entitled to notice of the meeting. Notice of the special meeting shall be given to each shareholder in the same manner as set forth in Section
2.04 hereof.

         2.08     Business at Special Meeting.     Business transacted at any
special meeting of shareholders shall be limited to the purposes stated in the notice. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months.

         2.09     Quorum.     The holders of a majority of the total capital
stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         2.10     Vote.      When a quorum is present at any meeting, the vote
of the holders of a majority of the shares of capital stock entitled to be voted on a question brought before such meeting whose holders are present in person or represented by proxy shall decide such question unless the question is one upon which, by express provision of statute or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         2.11     Proxies.    At all meetings of shareholders, a shareholder may
vote in person or vote by proxy that is executed in writing by the shareholder or that is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

                                   ARTICLE III

                                    DIRECTORS

         3.01     Number, Election and Term.     The number of directors of the
Corporation that shall constitute the whole Board of Directors shall be fixed from time to time by resolution by the Board of Directors but shall not be less than five; provided, however, that the tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors. At all times that the Corporation intends to be qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these Bylaws, "Independent Director" shall mean a director of the Corporation who is not an Affiliated Person (as hereinafter defined) of the Corporation. For purposes of these Bylaws, an "Affiliated Person" of the Corporation means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of the Corporation; (b) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Corporation; (c) any person directly or indirectly controlling, controlled by, or under common control with, the Corporation; or (d) any officer, partner, or employee of the Corporation. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03 of this Article III, and the directors so elected shall hold office until the next annual meeting or until their successors are elected and qualify.

         3.02     Powers.   The business and affairs of the Corporation shall be
managed in accordance with the Articles of Incorporation and these Bylaws under the direction of its Board of Directors and where applicable, the Independent Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Corporation's Articles of Incorporation or by these Bylaws conferred upon or reserved to the shareholders.

         3.03     Vacancies.    Any vacancy occurring in the Board of Directors
for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that if the Corporation has sought to qualify as a real estate investment trust and in accordance with Section 3.01 a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors. If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

         3.04     Resignations.     Any director or member of a committee may
resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of the receipt by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         3.05     Committees of the Board of Directors.   The Board of Directors
may appoint from among its members one or more committees composed of three or more directors. A majority of the members of any committee so appointed shall be Independent Directors (as defined in Section 3.01). The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend the Bylaws, approve any merger or share exchange or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

         Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

         One-third, but not less than two, of the members of any committee shall be present in person or by telephone at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present shall be the act of such committee. The Board of Directors may designate a Chairman of any committee and such Chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

         Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors when required, and any action taken by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

         Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any committee.

         3.06     Meetings of the Board of Directors.     Meetings of the Board
of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

         The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the shareholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, except that no notice shall be necessary if such meeting is held immediately after the adjournment and at the site of the annual meeting of the shareholders.

         Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Special meetings of the Board of Directors may be called at any time by two or more directors or by the Chairman of the Board of Directors or the Chief Executive Officer.

         Notice of the place and time of every special meeting of the Board of Directors shall be delivered to each director either personally or by telephone, facsimile, telegram or telegraph, or by leaving the same at his residence or usual place of business at least forty-eight hours before the time at which such meeting is to be held, or by first-class mail, at least three days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the Corporation, with postage thereon prepaid.

         3.07     Quorum and Voting.     At all meetings of the Board of
Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion, or the concurrence of a majority of the Independent Directors is required for such action by law, the Corporation's Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Notwithstanding the first paragraph of this Section 3.07, any action pertaining to a transaction involving the Corporation in which any director or officer of the Corporation or any affiliate of any of the foregoing persons has an interest shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the members of the Board of Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in such transaction and so are not affiliates of such interested party, even if such directors constitute less than a quorum.

         In approving any contract, joint venture or other transaction or series of transactions between the Corporation and any director or officer of the Corporation or any affiliate of such persons, a majority of the directors including a majority of the Independent Directors must determine that:

                  (a) the contract, joint venture or other transaction as contemplated is fair and reasonable to the Corporation and its shareholders and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties;

                  (b) if an acquisition of property other than mortgage loans is involved, the total consideration (determined at the time the acquisition is approved by the Independent Directors) for the property being acquired is not in excess of the (i) appraised value of such property as stated in an appraisal by a qualified independent appraiser with experience in appraising assets of the type being acquired or (ii) fair value of such property as stated in an opinion by a qualified independent consultant, selected, approved or ratified by the Independent Directors prior to any such acquisition, and if the price is in excess of the cost of the asset to such seller thereof, the Independent Directors shall determine that substantial justification for such excess exists and that such excess is not unreasonable; and

                  (c) if the transaction involves the making of loans or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances.

         3.08     Organization.     The Chairman of the Board of Directors shall
preside at each meeting of the Board of Directors, or in the absence or inability of the Chairman of the Board of Directors to preside at a meeting, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

         3.09     Meeting by Conference Telephone.      Unless otherwise
restricted by the Articles of Incorporation, members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         3.10     Action Without Meeting.     Any action required or permitted
to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         3.11 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

         3.12     Investment Policies and Restrictions.    It shall be the duty
of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereto are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

         The Corporation shall not:

                  (a) invest in mortgage loans unless an appraisal is obtained concerning the underlying property;

                  (b) invest in commodity or commodity future contracts other than interest rate futures used solely for hedging purposes;

                  (c) issue debt securities unless the historical debt service coverage of the most recently completed fiscal year, as adjusted for known changes, is sufficient to service the higher level of debt (without regard to any applicable balloon principal payments);

                  (d) invest in real estate contracts for sale, unless such real estate contracts are recordable in the chain of title; or

                  (e) act in any way that would disqualify the Corporation as a real estate investment trust under the provisions of the Code.

         The Corporation does not intend to invest in the securities of other issuers for the purposes of exercising control (other than with respect to wholly owned subsidiaries), to engage in the trading of or to underwrite securities for other issuers, to engage in the purchase and sale (or turnover) of investments other than as described in the Registration Statement or to offer securities in exchange for property unless deemed prudent by a majority of the directors.

         The Independent Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its shareholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors.

         The directors shall review the borrowings of the Corporation quarterly for reasonableness in relation to the Corporation's net assets. The Corporation shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed three hundred percent (300%) of the Corporation's net assets, on a consolidated basis, unless approved by a majority of the directors, including a majority of the Independent Directors, and disclosed to the shareholders in the next quarterly report of the Corporation, along with justification for such excess. For this purpose, the term "Net Assets" means the total assets (less intangibles) of the Corporation at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

         The foregoing prohibitions and restrictions set forth in this Section
3.12 shall not be changed without the approval of the shareholders of the Corporation.

                                   ARTICLE IV

                                     NOTICES

         4.01     Writing.      Notices to directors and shareholders when in
writing or by telegram as required by provisions of statutes, or by the Articles of Incorporation, or by these Bylaws, shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation.

         4.02     Waiver.     Whenever any notice is required to be given under
provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         5.01     Principal Officers.     The principal officers of the
Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

         5.02     Election, Term of Office and Remuneration.      The principal
officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

         5.03     Subordinate Officers.    In addition to the principal officers
enumerated in Section 5.01 of this Article V, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officer, agents or employees.

         5.04     Removal.     Except as otherwise permitted with respect to
subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

         5.05 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5.06     Powers and Duties.    The officers of the Corporation shall
have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

         6.01     Certificates.      Every holder of stock in the Corporation
shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any call, the designations, preference and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarization on the face or the back of the certificate which the Corporation shall issue to represent such class of stock; provided, however, that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         6.02     Lost Certificates.     The Board of Directors may direct a new
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         6.03     Transfer of Stock.     Subject to restrictions provided in the
Articles of Incorporation, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

         6.04     Setting of Record Date on Transfer Books.     The Board of
Directors shall fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         6.05     Registered Shareholders.    The Corporation shall be entitled
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.01     Dividends.    Dividends upon the capital stock of the
Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

         7.02     Reserves.    Before payment of any dividend, there may be set
aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         7.03     Annual Report.     The officers of the Corporation shall
prepare or cause to be prepared annually a full and correct report of the affairs of the Corporation, including financial statements for the preceding fiscal year, which shall be prepared in accordance with generally accepted accounting principles, audited and certified by independent certified public accountants and distributed to shareholders within one hundred twenty (120) days after the close of the Corporation's fiscal year and a reasonable period of time (at least 10 days) prior to the annual meeting of shareholders. Such report shall also be submitted at the annual meeting. The annual report shall also include full disclosure of all material terms, factors and circumstances surrounding any transactions between the Corporation and any director, or any affiliates of such director. The Independent Directors will comment on the fairness of such transactions in the annual report.

         The Corporation shall also publish in the annual report the ratio of the cost of raising capital during the year to the capital raised.

         7.04     Quarterly Report.   The officers of the Corporation shall also
prepare or cause to be prepared quarterly for each of the first three quarters of each fiscal year, a full and correct report of the affairs of the Corporation, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which need not be certified by independent certified public accountants and shall be distributed to shareholders within forty-five (45) days after the close of the Corporation's preceding fiscal quarter.

         7.05     Books of Account and Records.      The Corporation shall
maintain at its office in the City of Charlotte and State of North Carolina correct and complete books and records of account of all the business and transactions of the Corporation, such books and records to include, without limitation, current names and addresses of all shareholders as well as shareholder records. Upon the request of, and reasonable notice given by, any shareholder, there shall be made available for inspection such books and records in accordance with the provisions of Maryland law during regular business hours of the Corporation.

         7.06     Checks.     All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         7.07     Fiscal Year.    The fiscal year of the Corporation shall be
fixed by resolution of the Board of Directors.

         7.08     Seal.    The Board of Directors shall provide a suitable seal,
bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         8.01     Amendments.     These Bylaws may be altered or repealed or new
bylaws may be made by the shareholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

P R O X Y                  BODDIE-NOELL PROPERTIES, INC.

                  Proxy is Solicited on Behalf of the Board of
                       Directors for the Annual Meeting of
                     Shareholders to be Held on June 5, 1997

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Boddie-Noell Properties, Inc. (the "Company") to be held on June 5, 1997, and the Proxy Statement in connection therewith; (b) appoints D. Scott Wilkerson and Philip S. Payne (the "Proxies"), or either of them, each with the power to appoint a substitute, and (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of the Company, held of record by the undersigned on April 11, 1997, at such Annual Meeting and at any adjournment(s) thereof.

The Board of Directors recommends a vote FOR each of these proposals:

1. ELECTION OF DIRECTORS
   (  )FOR all nominees                          (  ) WITHHOLD AUTHORITY to vote
       (except as indicated to the contrary below)    for all nominees
   NOMINEES:  B. Mayo Boddie, Nicholas B. Boddie, Donald R. Pesta, Jr., William
   H. Stanley, and Richard A. Urquhart, Jr.
   Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.



2. REINCORPORATION OF THE COMPANY IN MARYLAND
   (  )FOR                (  )AGAINST               (  ) ABSTAIN

3. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.
   (  )FOR                                       (  ) WITHHOLD AUTHORITY

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WLL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE VOTED UPON AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING.


Dated _________________, 1997



                                  ____________________________________________

                                  ____________________________________________

                                  Please sign exactly as your name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign your name and title. For joint accounts, each joint owner must sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.